                                                                     EXHIBIT 4.2
                        EMPLOYEE STOCK OPTION AGREEMENT
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========================================================================
Exercise Price Per Share: $______       Vesting Schedule:
Number of Shares ("Shares"):            ______  Shares on ________, ____
                                        ______  Shares on ________, ____
_________________________________       ______  Shares on ________, ____
Award Date: ____________                ______  Shares on ________, ____
                                        ______  Shares on ________, ____
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          U.S. Rentals, Inc., a Delaware corporation (the "CORPORATION") and
__________________________________________, an individual (the "PARTICIPANT"), enter into this [ ] NONQUALIFIED STOCK OPTION AGREEMENT / [ ] INCENTIVE STOCK OPTION AGREEMENT (consisting of the attached ____ pages and ____ Exhibits, this "AGREEMENT") as of _______________, ____. Participant acknowledges receipt of the 1997 Performance Award Plan (the "PLAN") pursuant to which this Agreement has been executed.

U.S. RENTALS, INC.                        PARTICIPANT


By:______________________________       By:_______________________________


    Name:________________________         Name:___________________________
               (printed)                                (printed)

    Title:_______________________         Title:__________________________


                                          Social Security Number:_________


                               CONSENT OF SPOUSE
                               -----------------

          In consideration of the execution of the foregoing Nonstatutory Stock Option Agreement by U.S. Rentals, Inc., I, _________________ the spouse of the Participant, join with my spouse in executing this Agreement and agree to be bound by all of the terms and provisions of this Agreement and of the Plan.

Date: _________________          __________________________________
                                      Signature of Spouse

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                              1 -- DEFINED TERMS
                              ------------------

    Capitalized terms have the meanings set forth in the Plan.

                             2 -- GRANT OF OPTION
                             --------------------

    This Agreement evidences the Corporation's grant to the Participant of the right and option to purchase, on the terms and conditions set forth in this Agreement and in the Plan, all or any part of the Shares listed on page one at the price per share set forth on page one (the "OPTION"), exercisable from time to time, prior to the close of business on the day before the tenth anniversary of the Award Date (the "EXPIRATION DATE"). Such price equals the Fair Market Value of the Corporation's Common Stock as of the Award Date. If the Incentive Stock Option box is checked on page one, it is the intent of the Corporation that this Option constitute an incentive stock option within the meaning of
Section 422 of the Code.

                       3 -- CONSIDERATION TO CORPORATION
                       ---------------------------------

    In consideration of the granting of this Option by the Corporation, the Participant agrees to render faithful and efficient services to the Corporation, with such duties and responsibilities as the Corporation shall from time to time prescribe. Nothing contained in this Agreement or in any other documents related to the Plan shall confer upon the Participant any right to continue performing services for the Corporation or constitute any contract of employment, or interfere in any way with the right of the Corporation to reduce such person's compensation or other benefits or to terminate the services of the Participant, with or without Cause.

                         4 -- EXERCISABILITY OF OPTION
                         -----------------------------

    Subject to the Plan, this Option will become exercisable in cumulative installments at the times set forth on page one.

                5 -- CONTINUING RIGHT TO PURCHASE CUMULATIVELY
                ----------------------------------------------

    If the Participant does not in any year purchase all or any part of the Shares to which the Participant is entitled, then the Participant has the right cumulatively thereafter to purchase any Shares not so purchased and such right will continue until this Option terminates or expires. This Option will only be exercisable in respect of whole Shares, and fractional Share interests shall be disregarded. At least 100 Shares must be purchased at one time unless the number purchased is the total number at the time available for purchase under this Option.

                         6 -- CHANGE IN CONTROL EVENT
                         ----------------------------

    Notwithstanding any provisions in this Agreement to the contrary, unless prior to a Change in Control Event the Committee determines that, upon its occurrence, no benefits will accelerate or determines that only certain or limited benefits will accelerate and the extent to which they will accelerate, and/or establishes a different time for such acceleration, then upon the occurrence of a Change in Control Event each outstanding Option granted to the Participant will become exercisable, and the total number of shares subject to the Option will be purchasable immediately.

                       7 -- METHOD OF EXERCISE OF OPTION
                       ---------------------------------

    Employee will exercise Option by delivering to the Assistant Secretary of Corporation a written notice stating the number of Shares to be purchased pursuant to this Option and accompanied by payment made in accordance with and in a form permitted by the Plan for the full purchase price of the Shares to be purchased, subject to such further limitations and rules or procedures as the Board may from time to time establish as to any non-cash payment and as to the tax withholding requirements of the Plan. In addition, the Participant (or the Participant's Beneficiary or Personal Representative) must furnish any written statements required by this Agreement or the Plan.

                         8 -- TERMINATION OF SERVICES
                         ----------------------------

    This Option and all other rights hereunder, to the extent not exercised, will terminate and become null and void upon the termination of Participant's services for the Corporation, except that:

8.1 REASON OTHER THAN DEATH, TOTAL DISABILITY OR FOR CAUSE.  If the Participant
    ------------------------------------------------------
    terminates for any reason other than death, Total Disability or "FOR CAUSE" (as defined by the Committee), the Participant has 90 days after the date of termination to exercise this Option to the extent this Option was exercisable on the date of termination;

8.2 FOR CAUSE.  If the Participant is terminated for Cause, this Option will
    ---------
    lapse immediately upon the Participant's termination of services for the Corporation;

8.3 TOTAL DISABILITY.  If the Participant terminates as a result of a Total
    ----------------
    Disability, or if the Participant suffers a Total Disability within 90 days of a termination of services under subsection 8.1 above, the Participant or the Participant's Personal Representative, as the case may be, will have 12 months from the date of Total Disability (or, if earlier, termination of services) to exercise this Option to the extent this Option was exercisable on such date; or

8.4 DEATH.  If the Participant dies while in the service of the Corporation, or
    -----
    within 90 days after a termination described in subsections 8.1 or 8.3, then this Option maybe exercised within a period of 12 months after the Participant's date of death (or, if earlier, the Participant's termination of services), by the Participant's Beneficiary to the extent this Option was exercisable on the date of the Participant's termination of services;

8.5 RETIREMENT.  If the Participant terminates as a result of Retirement, the
    ----------
    Participant, will have 12 months from the date of Retirement to exercise this Option to the extent this Option was exercisable on such date; or

8.6 NO EXERCISE AFTER EXPIRATION DATE.  Notwithstanding the foregoing, in no
    ---------------------------------
    event may this Option be exercised by anyone under this Section or otherwise after the Expiration Date.

8.7 TERMINATION FROM SUBSIDIARY; MILITARY SERVICE; SICK LEAVE.  If the
    ---------------------------------------------------------
    Participant is employed by an entity which ceases to be a Subsidiary, such event shall be deemed for purposes of this Section 8 to be a termination of employment described in subsection 8.5. Absence from work caused by military service or authorized sick leave will not be considered as a termination of employment for purposes of this Section.

                        9 -- TRANSFERABILITY OF OPTION
                        ------------------------------

    Subject to the provisions of Section 8 above and of the Plan, the Option and the rights and privileges conferred hereby are not transferable or assignable and may not be offered, sold, pledged, hypothecated or otherwise disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment, garnishment, levy or similar process. Except as provided by the Plan, the Option may be exercised only by (a) the Participant, (b) the Participant's Personal Representative, if any, if the Participant has suffered a Disability, (c) to the extent provided by Section 8, by the Participant's transferees by will or under the laws of descent and distribution, or (d) subject to Committee approval and any requirements imposed by the Committee, persons related to the Participant. If the spouse of the Participant has acquired a community property interest in the Option, the Participant or such transferees may exercise it on behalf of the spouse of the Participant or such spouse's successor in interest.

                 10 -- TERMINATION UNDER CERTAIN CIRCUMSTANCES
                 ---------------------------------------------

    Subject to Section 6.2.3 of the Plan, the Option will terminate to the extent not previously exercised upon an event or transaction which the Corporation does not survive.

                               11 -- ASSIGNMENTS
                               -----------------

    This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assignees. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or transferred by either party without the prior written consent of the other.

                                 12 -- NOTICES
                                 -------------

    Any notice to be given under the terms of this Agreement must be in writing and addressed to the Corporation at its principal office to the attention of the Assistant Secretary, and to the Participant at the address given to the Corporation for payroll purposes, or at such other address as either party may hereafter designate in writing (which may be a facsimile). Notice will be deemed to have been given and received when delivered to the address specified by the party to receive the notice. Either party may, at any time by giving five (5) days' prior written notice to the other, designate any other address in substitution of the foregoing address.

                                  13 -- PLAN
                                  ----------

    This Option and all rights of the Participant under this Agreement are subject to, and the Participant agrees to be bound by, all of the terms and conditions of the provisions of the Plan, all of which are incorporated herein by this reference. In the event of a conflict or inconsistency between the terms and conditions of this Agreement and of the Plan, the terms and conditions of the Plan will govern. Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Board do not (and must not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board so conferred by appropriate action of the Board under the Plan after the date hereof.

                             14 -- INTERPRETATION
                             --------------------

    If any claim is made by the Participant relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of the Corporation or its counsel. The Participant acknowledges that the Participant has had the opportunity to consult with the Participant's own counsel prior to the execution hereof.

                               15 -- AMENDMENTS
                               ----------------

    Any amendments to this Agreement must be in writing and designated as an amendment, and signed by both parties hereto.

                           16 -- COMPLIANCE WITH LAW
                           -------------------------

    No shares may be purchased by exercise of the Option and no shares shall be issued and delivered to Participant pursuant to this Agreement unless and until
(a) a registration statement under the Securities Act of 1933 with respect to the Common Stock issuable under the Plan has become effective with the Securities and Exchange Commission, and (ii) any applicable requirements under the securities laws of any state of the United States have been satisfied.
                                     [END]

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